STOCK PURCHASE AGREEMENT
by and between
USA TECHNOLOGIES, INC.
and
ANTARA CAPITAL MASTER FUND LP
Dated as of October 9, 2019

i

ii

iii

STOCK PURCHASE AGREEMENT
This STOCK PURCHASE AGREEMENT, dated as of October 9, 2019 (this “Agreement”), is by and between USA Technologies, Inc., a Pennsylvania corporation (the “Company”), and Antara Capital Master Fund LP, a Cayman Islands exempted limited partnership (the “Investor”).
WHEREAS, the Company desires to sell to the Investor, and the Investor desires to purchase from the Company, 3,800,000 shares of Common Stock (the “Shares”) in accordance with the provisions of this Agreement; and
WHEREAS, at the Closing (as defined below), the Company and the Investor will concurrently enter into a registration rights agreement in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Company will provide the Investor with certain registration rights with respect to the Shares (as defined below) acquired pursuant hereto.
NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Investor, intending to be legally bound, hereby agree as follows:
ARTICLE I

DEFINITIONS
Section 1.1    Definitions. As used in this Agreement, the following terms have the meanings indicated:
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“Aggregate Purchase Price” means the product of (i) Purchase Price multiplied by (ii) the aggregate number of Shares.
“Agreement” has the meaning set forth in the introductory paragraph.
“Anti-Money Laundering Laws” has the meaning specified in Section 3.8(b).
“Approved Sale” shall mean a sale of the Company to any Person (whether by merger, consolidation, sale of all or substantially all of its assets or sale of all or a majority of the outstanding capital stock) that is approved by the board of directors of the Company.

“Business Day” means a day other than (a) a Saturday or Sunday or (b) any day on which banks located in New York, New York are authorized or obligated to close.
“Bylaws” has the meaning specified in Section 2.3(f).
“Charter” means the Amended and Restated Articles of Incorporation of the Company, as amended.
“Code” means the Internal Revenue Code of 1986, as amended.
“Closing” has the meaning specified in Section 2.2.
“Closing Date” has the meaning specified in Section 2.2.
“Commission” means the United States Securities and Exchange Commission.
“Commitment Letter” has the meaning specified in Section 2.5(e).
“Common Stock” means the common stock, without par value, of the Company.
“Company” has the meaning set forth in the introductory paragraph.
“Company SEC Documents” has the meaning specified in Section 3.11.
“Dispose of” means any (i) offer, pledge, sale, contract to sell, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant for the sale of, or other disposition of or transfer of any, including any “Short Sale” or similar arrangement, or (ii) swap, hedge, derivative instrument, or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of shares of Common Stock, whether any such swap or transaction is to be settled by delivery of securities, in cash or otherwise.
“Draft Filings” means the Company’s (i) Form 10-K filing for the fiscal year ended June 30, 2019, (ii) Form 10-Q for the quarterly period ended December 31, 2018, (iii) Form 10-Q for the quarterly period ended March 31, 2019, and (iv) Form 10-Q for the quarterly period ended September 30, 2018, in each case, in the form provided to the Investor on or about October 2, 2019.
“Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, including, without limitation, all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (x) any current or former employee, director or independent contractor of the Company or its subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its respective subsidiaries or (y) the Company or any of its subsidiaries has had or has any present or future obligation or liability
“Environmental Laws” has the meaning specified in Section 3.26.
“Equity Interests” has the meaning specified in Section 3.2(b).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any member of the Company’s controlled group as defined in Code Section 414(b), (c), (m) or (o).
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.
“Foreign Benefit Plan” means any Employee Benefit Plan established, maintained or contributed to outside of the United States of America or which covers any employee working or residing outside of the United States.
“GAAP” means U.S. generally accepted accounting principles.
“Governmental Authority” means, with respect to a particular Person, any country, state, county, city and political subdivision in which such Person or such Person’s property is located or that exercises valid jurisdiction over any such Person or such Person’s property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority that exercises valid jurisdiction over any such Person or such Person’s property. Unless otherwise specified, all references to Governmental Authority herein with respect to the Company mean a Governmental Authority having jurisdiction over the Company, its Subsidiaries or any of their respective properties.
“Indemnified Parties” has the meaning specified in Section 6.1.
“Indemnifying Party” has the meaning specified in Section 6.2.
“Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how and other intellectual property.
“Investor” has the meaning set forth in the introductory paragraph.
“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.
“Lien” means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purpose of this Agreement, a Person shall be deemed to be the owner of any property that it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person in a transaction intended to create a financing.
“Lock-Up Period” has the meaning specified in Section 5.2.
“Material Adverse Effect” has the meaning specified in Section 3.1.
“Nasdaq” means the Nasdaq Stock Market.
“Occupational Laws” has the meaning specified in Section 3.27.
“Operative Documents” means, collectively, this Agreement, the Registration Rights Agreement, and any amendments, supplements, continuations or modifications thereto.
“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other form of entity.
“Press Release” has the meaning specified in Section 5.3.
“Purchase Price” has the meaning specified in Section 2.1(b).
“Purchase Price Payment” has the meaning specified in Section 2.6(a).
“Registration Rights Agreement” has the meaning set forth in the recitals hereto.
“Representatives” of any Person means the Affiliates of such Person and the officers, directors, managers, employees, agents, counsel, accountants, investment bankers and other representatives of such Person and its Affiliates.
“Sanctions” has the meaning specified Section 3.8(c).
“Sanctioned Country” has the meaning specified in Section 3.8(c).
“Sarbanes-Oxley Act” has the meaning specified in Section 3.24.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.
“Shares” has the meaning set forth in the recitals hereto.
“Short Sales” means, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and forward sale contracts, options, puts, calls, short sales, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements, and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.
“Subsidiary” has the meaning set forth in Section 3.1.
“Trading Affiliates” has the meaning set forth in Section 4.8.
ARTICLE II
AGREEMENT TO SELL AND PURCHASE
Section 2.1    Sale and Purchase.
(a)    On the Closing Date, subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to the Investor, and the Investor hereby agrees to purchase from the Company, the Shares, and the Investor agrees to pay the Company the Purchase Price for the Shares as set forth in paragraph (b) below.
(b)    The amount per share of Common Stock the Investor will pay to the Company to purchase the Shares (the “Purchase Price”) hereunder shall be $5.25 per share.
Section 2.2    Closing. Subject to the terms and conditions hereof, the consummation of the purchase and sale of the Shares hereunder (the “Closing”) shall take place by the remote exchange of documents and signatures by facsimile or .PDF documents upon the satisfaction of the conditions set forth in Sections 2.3 and 2.4 (the date of such closing, the “Closing Date”). Unless otherwise provided herein, all proceedings to be taken and all documents to be executed and delivered by all parties at the Closing will be deemed to have been taken and executed simultaneously, and no proceedings will be deemed to have been taken or documents executed or delivered until all have been taken, executed or delivered.
Section 2.3    Investor’s Conditions. The obligation of the Investor to consummate the purchase of the Shares shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by the Investor in writing, in whole or in part, to the extent permitted by applicable Law):

(a)Substantially concurrently with the delivery of the Purchase Price Payment by the Investor, the Company shall file the Draft Filings (in substantially the same form previously reviewed by the Investor) with the Commission, in compliance with all applicable rules and regulations;

(b)[intentionally omitted]

(c)(i) The representations and warranties of the Company contained in this Agreement that are qualified by materiality or a Material Adverse Effect shall be true and correct when made and as of the Closing Date, (ii) the representations and warranties of the Company set forth in Section 3.2(b) shall be true and correct when made and as of the Closing Date and (iii) all other representations and warranties of the Company shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date;

(d)Since the date of this Agreement, no event has occurred or condition or circumstance exists which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; and

(e)The Company shall have delivered, or caused to be delivered, to the Investor at the Closing, the Company’s closing deliveries described in Section 2.5. By acceptance of the Purchase Price Payment, the Company shall be deemed to have represented to the Investor that it has performed and complied in all material respects with the covenants and agreements contained in this Agreement that are required to be performed and complied with by it on or prior to the Closing Date; and the representations and warranties of such Company contained in this Agreement that are qualified by materiality are true and correct as of the Closing Date and all other representations and warranties of the Company are true and correct in all material respects as of the Closing Date.

Section 2.4    Company’s Conditions. The obligation of the Company to consummate the issuance and sale of the Shares to the Investor shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions with respect to the Investor (any or all of which may be waived by the Company in writing, in whole or in part, to the extent permitted by applicable Law):
(a)The representations and warranties of the Investor contained in this Agreement that are qualified by materiality shall be true and correct when made and as of the Closing Date and all other representations and warranties of the Investor shall be true and correct in all material respects when made and as of the Closing Date; and

(b)The Investor shall have delivered, or caused to be delivered, to the Company at the Closing the Investor’s closing deliveries described in Section 2.6. By acceptance of the Shares by the Investor, the Investor shall be deemed to have represented to the Company that it has performed and complied in all material respects with the covenants and agreements contained in this Agreement that are required to be performed and complied with by it on or prior to the Closing Date; and the representations and warranties of such Investor contained in this Agreement that are qualified by materiality are true and correct as of the Closing Date and all other representations and warranties of such Investor are true and correct in all material respects as of the Closing Date.

Section 2.5    Company Deliveries. At the Closing, subject to the terms and conditions hereof, the Company will deliver, or cause to be delivered, to the Investor:
(a)    The Shares, which shall initially be delivered to the Investor in book-entry form and registered in the name of the Investor with the transfer agent of the Company. The Shares shall bear the legend or restricted notation set forth in Section 4.10 and shall be free and clear of any Liens, other than transfer restrictions under applicable federal and state securities laws;
(b)    A certificate of the Secretary of State of the Commonwealth of Pennsylvania, dated as of a recent date, to the effect that the Company is in good standing;
(c)    A cross-receipt executed by the Company certifying that it has received the Aggregate Purchase Price from the Investor as of the Closing Date with respect to the Shares issued and sold to the Investor;
(d)    The Registration Rights Agreement, which shall have been duly executed by the Company;
(e)    A commitment letter (the “Commitment Letter”), in form and substance satisfactory to the Investor, with respect to a senior secured delayed draw term loan facility by and between the Company and the Investor (on behalf of itself and certain of its Affiliates and accounts managed or sub-advised by it or its Affiliates), which Commitment Letter shall have been duly executed by the Company;
(f)    An opinion addressed to the Investor from Lurio & Associates, P.C. legal counsel to the Company, dated as of the Closing, in the form and substance attached hereto as Exhibit B; and
(g)    A certificate of the Secretary or an Assistant Secretary of the Company, certifying as to (1) the Charter and all amendments thereto, (2) the Amended and Restated By laws of the Company, as amended (the “Bylaws”), as in effect on the Closing Date, (3) board resolutions authorizing the execution and delivery of the Operative Documents and the consummation of the transactions contemplated thereby, including the issuance of the Shares and (4) its incumbent officers authorized to execute the Operative Documents, setting forth the name and title and bearing the signatures of such officers.
Section 2.6    Investor Deliveries. At the Closing, subject to the terms and conditions hereof, the Investor will deliver, or cause to be delivered, to the Company:
(a)    Payment to the Company of the Purchase Price equal to $19,950,000 by wire transfer of immediately available funds to an account designated by the Company in writing prior to the Closing Date (the “Purchase Price Payment”); provided that such delivery shall be required only after delivery of the Shares as set forth in Section 2.5(a);
(b)    The Registration Rights Agreement, which shall have been duly executed by the Investor; and
(c)    The Commitment Letter, which shall have been duly executed by the Investor.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to the Investor as of the date of this Agreement as follows:
Section 3.1    Existence. The Company has been duly incorporated, is validly subsisting and is in good standing under the laws of the Commonwealth of Pennsylvania, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Draft Filings and Company SEC Documents; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, prospects, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); each subsidiary of the Company other than those subsidiaries which would not, individually or in the aggregate, constitute a “significant subsidiary” as defined in Item 1-02(w) of Regulation S-X (each such “significant subsidiary” a “Subsidiary”) is a corporation, partnership, limited liability company or business trust duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite entity power and authority to own, lease and operate its properties except where the failure to qualify or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect. The Company does not own or control, directly or indirectly, any corporation, association or other corporate entity that, individually or in the aggregate would constitute a Subsidiary, other than the subsidiaries listed on Schedule 3.1 hereto. On a consolidated basis, the Company and its Subsidiaries conduct their business as described in the Draft Filings and Company SEC Documents and each Subsidiary is duly qualified as a foreign corporation, partnership, limited liability company, business trust or other organization to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.
Section 3.2    Shares; Capitalization.
(a)    As of the date hereof, the Company has authorized (i) 640,000,000 shares of Common Stock, (ii) 1,800,000 shares of preferred stock and (iii) 900,000 shares of Series A convertible preferred stock, and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, free of all liens, charges and encumbrances and not in violation of or subject to any preemptive or similar rights. Except as otherwise disclosed in the Company SEC Documents or the Draft Filings, all of the issued and outstanding capital stock or other ownership interests of each Subsidiary of the Company (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable and (iii) are owned by the Company directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity except as described in the Company SEC Documents or the Draft Filings and except for such security interests, mortgages, pledges, liens, encumbrances, claims or equities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)    As of the date hereof, (i) the Company has 60,008,481 shares of Common Stock issued and outstanding, (ii) the Company has 445,063 shares of Series A convertible preferred stock issued and outstanding and (iii) the Company has options, warrants or other rights to acquire an aggregate of 1,151,075 shares of Common Stock issued and outstanding. Except as set forth in this Section 3.2(b), there are no outstanding: (i) options, warrants or other rights to subscribe for, purchase or acquire from the Company any Common Stock or other equity interests in the Company (“Equity Interests”); (ii) securities of the Company convertible into or exchangeable or exercisable for Equity Interests, voting debt or other voting securities of the Company; and (iii) options, warrants, calls, rights (including preemptive rights), commitments or agreements to which the Company is a party or by which it is bound in any case obligating the Company to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any voting debt or other voting securities of the Company, or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.
Section 3.3    No Conflict. The issue and sale of the Shares, the execution, delivery and performance by the Company and its Subsidiaries of the Operative Documents, the application of the proceeds from the sale of the Shares, the consummation of the transactions contemplated hereby and thereby, will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (b) result in any violation of the provisions of the Charter or Bylaws (or similar organizational documents) of the Company or any of its Subsidiaries, or (c) result in any violation by the Company or any Subsidiary of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets, except, with respect to clauses (a) and (c), conflicts or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company or any of its Subsidiaries to perform their respective obligations under this Agreement or any of the Operative Documents.
Section 3.4    No Default. Neither the Company nor any of its Subsidiaries (a) is in violation of its respective charter or bylaws (or similar organizational documents), (b) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (c) except as disclosed in the Company SEC Documents or in the Draft Filings, is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (b) and (c), to the extent any such conflict, breach, violation or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or cause a material adverse effect on the ability of the Company or any of its Subsidiaries to perform their obligations under this Agreement or any of the Operative Documents.
Section 3.5    Authority. The Company has all requisite corporate, partnership or limited liability company power and authority, as applicable, to issue, sell and deliver the Common Stock, in accordance with and upon the terms and conditions set forth in this Agreement. The Common Stock has been duly authorized and, upon issuance pursuant to the terms hereof, each share of Common Stock shall be validly issued, fully paid and non-assessable and outstanding, free of all liens, charges and encumbrances and will not have been issued in violation of or subject to any preemptive or similar rights. All corporate and/or other action required to be taken by the Company for the authorization, issuance, sale and delivery of the Common Stock, the execution and delivery of the Operative Documents and the consummation of the transactions contemplated hereby and thereby has been validly taken. No approval from the holders of outstanding shares of Common Stock or any other Equity Interests is required in connection with the Company’s issuance and sale of the Shares to the Investor or in connection with any other matter contemplated hereby.
Section 3.6    Private Placement. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 4.5, the issuance and sale of the Shares pursuant hereto are exempt from the registration requirements of the Securities Act. No form of general solicitation or general advertising within the meaning of Regulation D (including advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by the Company, or any Person acting on behalf of the Company in connection with the offer and sale of the Shares.
Section 3.7    Approvals. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company is required for the offering and sale of the Shares or the consummation by the Company of the other transactions contemplated by the Operative Documents, except for the filing of the registration statement by the Company with the Commission pursuant to the Securities Act, as required by the Registration Rights Agreement, the filing with the Commission of a Form 8-K in connection with the offer and sale of the Shares pursuant to item 3.02 of Form 8-K, and the filing with the Commission of a Form D pursuant to Regulation D promulgated under the Securities Act.
Section 3.8    Compliance with Laws.
(a)    The Company and each of its Subsidiaries holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any Governmental Authority or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect; and neither the Company nor any of its Subsidiaries has received notice of any revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certification or order or has reason to believe that any such franchise, grant, authorization, license, permit, easement, consent, certification or order will not be renewed in the ordinary course; and the Company and each of its Subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees.
(b)    The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions where the Company or any of its Subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or any of its Subsidiaries, threatened.
(c)    Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any directors, officers or employees of the Company or its Subsidiaries, nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Burma (Myanmar), Iran, North Korea, Sudan, Syria and Crimea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its Subsidiaries have not engaged in, are not now engaged in and will not engage in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.
(d)    Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti‑corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its Subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with anti-bribery and anti-corruption laws to the extent such laws are applicable to the business, assets and operations of the Company and its Subsidiaries.
Section 3.9    Due Authorization. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Operative Documents. The Operative Documents have been duly authorized by the Company, and duly executed and delivered by the Company in accordance with the terms hereof and thereof, and (assuming the due authorization, execution and delivery thereof by the other parties thereto) will be the legally valid and binding obligations of the Company in accordance with the terms thereof, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution, by principles of public policy.
Section 3.10    Legal Proceedings. Except as disclosed in the Draft Filings and Company SEC Documents, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject which if determined adversely to the Company, or such Subsidiary, would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or which would, individually or in the aggregate, materially and adversely affect the consummation of the transactions contemplated under the Operative Documents or the performance by the Company or any of its Subsidiaries of their obligations hereunder or thereunder; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
Section 3.11    Company SEC Documents. Except as set forth on Schedule 3.11, the Company’s forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act (all such documents, collectively the “Company SEC Documents”) have been filed with the Commission on a timely basis. The Company SEC Documents and the Draft Filings, including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein, at the time filed or when filed in the case of the Draft Filings (or in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequent Company SEC Document) (i) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) comply in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, (iii) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (iv) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and (v) fairly present (subject in the case of unaudited statements to normal and recurring audit adjustments) in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.
Section 3.12    Internal Controls. Except as disclosed in the Company SEC Documents and the Draft Filings, the Company and each of its Subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States. Except as disclosed in the Company SEC Documents and the Draft Filings, the Company and each of its Subsidiaries maintains internal accounting controls that are sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
Section 3.13    No Material Adverse Effect. Except as described in the Company SEC Documents and in the Draft Filings, since June 30, 2019, no event or circumstance has occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.
Section 3.14    Certain Fees. Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any Person that could give rise to a valid claim against the Investor for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares or any other transaction contemplated by the Operative Documents.
Section 3.15    No Integration. Neither the Company or any of its Subsidiaries nor any other Person acting on behalf of the Company or any of its Subsidiaries has sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.
Section 3.16    Investment Company Status. Neither the Company nor any Subsidiary of the Company is or, after giving effect to the offer and sale of the Shares and the application of the proceeds therefrom, will be an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.
Section 3.17     Nasdaq Listing of Shares. The Shares will be issued in compliance with all applicable rules of Nasdaq.
Section 3.18    No Side Agreements. There are no agreements by the Company or any of its Affiliates relating to or entered into in connection with the transactions contemplated hereby other than the Operative Documents nor promises or inducements for future transactions with respect to such parties.
Section 3.19    Ownership of Assets. The Company and its Subsidiaries have good and marketable title to all property (whether real or personal) described in the Draft Filings and Company SEC Documents as being owned by them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in such Draft Filings and Company SEC Documents. The property held under lease by the Company and its Subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its Subsidiaries.
Section 3.20    Intellectual Property. The Company and each of its Subsidiaries owns, possesses, or, to the knowledge of the Company, can acquire on reasonable terms, all material Intellectual Property necessary for the conduct of the Company’s and its Subsidiaries’ business as now conducted. Furthermore, except as otherwise disclosed in the Draft Filings and Company SEC Documents, (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property; (B) there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s or any of its Subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (C) the Intellectual Property owned by the Company and its Subsidiaries, and to the knowledge of the Company, the Intellectual Property licensed to the Company and its Subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (D) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its Subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, neither the Company or any of its Subsidiaries has received any written notice of such claim and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (E) to the Company’s knowledge, no employee of the Company or any of its Subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its Subsidiaries or actions undertaken by the employee while employed with the Company or any of its Subsidiaries, except as such violation would not result in a Material Adverse Effect.
Section 3.21    Taxes. The Company and its Subsidiaries have timely filed all federal, state, local and foreign income and franchise tax returns required to be filed (except in any case in which the failure to so file is not material) and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its Subsidiaries is contesting in good faith, or to the extent such default is not material. There is no pending dispute with any taxing authority relating to any of such returns, and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company or any of its Subsidiaries for which there is not an adequate reserve reflected in the Company’s financial statements included in the Draft Filings and Company SEC Documents.
Section 3.22    Ownership of Other Entities. Other than the Subsidiaries of the Company, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.
Section 3.23    Insurance. The Company and each of its Subsidiaries carries, or is covered by, insurance from reputable insurers in such amounts and covering such risks as is customary and prudent for the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its Subsidiaries or its business, assets, employees, officers and directors are in full force and effect in accordance with their terms; subject to the disclosures in the Draft Filings and the Company SEC Documents, the losses, claims, damages or liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses that are reasonably expected to be incurred pursuant to any pending, threatened or reasonably expected legal and governmental proceedings do not exceed the coverage limits under such policies by amounts that would, individually or in the aggregate, reasonably be expected to be materially adverse to the Company; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; except as disclosed to the Investor prior to the date hereof, there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.
Section 3.24    Sarbanes-Oxley Act. The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations of the Commission thereunder.
Section 3.25    Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) and, except as disclosed in the Draft Filings and Company SEC Documents, such controls and procedures are effective in ensuring that material information relating to the Company, including its Subsidiaries, is made known to the principal executive officer and the principal financial officer. Except as disclosed in the Company SEC Documents and the Draft Filings, the Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Company’s Exchange Act filings and other public disclosure documents.
Section 3.26    Compliance with Environmental Laws. Except as disclosed in the Draft Filings and Company SEC Documents, neither the Company nor any of its Subsidiaries is in violation of any statute, any rule, regulation, decision or order of any Governmental Authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off‑site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim. Neither the Company nor any of its Subsidiaries anticipates incurring any material capital expenditures relating to compliance with Environmental Laws.
Section 3.27    Compliance with Occupational Laws. The Company and each of its Subsidiaries (A) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all Governmental Authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (C) is in compliance, in all material respects, with all terms and conditions of such permit, license or approval. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.
Section 3.28    ERISA and Employee Benefits Matters. (A) To the knowledge of the Company, no “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code and not exempt under ERISA Section 408 and the regulations and published interpretations thereunder has occurred with respect to any Employee Benefit Plan. At no time has the Company or any ERISA Affiliate maintained, sponsored, participated in, contributed to or has or had any liability or obligation in respect of any Employee Benefit Plan subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Company or any ERISA Affiliate has incurred or could incur liability under Section 4063 or 4064 of ERISA. No Employee Benefit Plan provides or promises, or at any time provided or promised, retiree health, life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law. Each Employee Benefit Plan is and has been operated in material compliance with its terms and all applicable laws, including but not limited to ERISA and the Code and, to the knowledge of the Company, no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company or any ERISA Affiliate to any material tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law. Each Employee Benefit Plan intended to be qualified under Code Section 401(a) is so qualified and has a favorable determination or opinion letter from the IRS upon which it can rely, and any such determination or opinion letter remains in effect and has not been revoked; to the knowledge of the Company, nothing has occurred since the date of any such determination or opinion letter that is reasonably likely to adversely affect such qualification; (B) with respect to each Foreign Benefit Plan, such Foreign Benefit Plan (1) if intended to qualify for special tax treatment, meets, in all material respects, the requirements for such treatment, and (2) if required to be funded, is funded to the extent required by applicable law, and with respect to all other Foreign Benefit Plans, adequate reserves therefor have been established on the accounting statements of the applicable Company or Subsidiary; (C) the Company does not have any obligations under any collective bargaining agreement with any union and no organization efforts are underway with respect to Company employees.
Section 3.29    Business Arrangements. Except as disclosed in the Draft Filings and Company SEC Documents, neither the Company nor any of its Subsidiaries has granted any material rights to develop, manufacture, produce, assemble, distribute, license, market or sell its products to any other person and is not bound by any material agreement that affects the exclusive right of the Company or such Subsidiary to develop, manufacture, produce, assemble, distribute, license, market or sell its products.
Section 3.30    Labor Matters. No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect.
Section 3.31    Restrictions on Subsidiary Payments to the Company. No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Draft Filings and Company SEC Documents.
Section 3.32    Statistical Information/Forward Looking Statements. Any third-party statistical and market-related data included in the Company SEC Documents are based on or derived from sources that the Company reasonably believes to be reliable and accurate in all material respects. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Draft Filings and SEC Company Documents has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
Section 3.33    Exports and Imports. Except as disclosed in the Draft Filings and Company SEC Documents, to the knowledge of the Company, no officer, director, affiliate, agent, distributor, or representative of the Company has any reason to believe that the Company or any of the foregoing persons or entities have taken or omitted to take any action in violation of, or which may cause the Company to be in violation of, any applicable U.S. law governing imports into or exports from the United States, reexports from one foreign country to another, disclosures of technology, or other cross-border transactions, including without limitation: the Arms Export Control Act (22 U.S.C.A. § 2278), the Export Administration Act (50 U.S.C. App. §§ 2401-2420), the International Traffic in Arms Regulations (22 C.F.R. §§ 120-130), the Export Administration Regulations (15 C.F.R. § 730 et seq.), the Customs Laws of the United States (19 U.S.C. § 1 et seq.), the International Emergency Economic Powers Act (50 U.S.C. §§ 1701-1706), the Trading With the Enemy Act (50 U.S.C. App. §§ 5, 16), the Foreign Assets Control Regulations administered by the Office of Foreign Assets Control, any executive orders or regulations issued pursuant to the foregoing or by the agencies listed in Part 730 of the Export Administration Regulations, and any applicable non-U.S. laws of a similar nature. Except as disclosed in the Draft Filings and Company SEC Documents, to the Company’s knowledge, there has never been a claim or charge made in writing, investigation undertaken, violation found, or settlement of any enforcement action under any of the laws referred to herein by any governmental entity with respect to matters arising under such laws against the Company, or against its agents, distributors or representatives in connection with their relationship with the Company.
Section 3.34    Related Party Transactions. No transaction has occurred between or among the Company, on the one hand, and any of the Company’s officers, directors or five percent or greater stockholders or any affiliate or affiliates of any such officer, director or five percent or greater stockholders that is required to be described that is not so described in the Draft Filings and Company SEC Documents. The Company has not, directly or indirectly, extended or maintained credit, or arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any of its directors or executive officers in violation of applicable laws, including Section 402 of the Sarbanes-Oxley Act.
Section 3.35    Effect of Certificates. Any certificate signed by any officer of the Company and delivered to the Representative or to counsel for the Investor shall be deemed a representation and warranty by the Company to the Investor as to the matters covered thereby.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE INVESTOR
The Investor (or the fund(s) for which it serves as nominee) hereby represents and warrants to the Company as of the date of this Agreement as follows:
Section 4.1    Existence. The Investor is duly organized and validly existing and in good standing under the Laws of its jurisdiction of organization, with all requisite power and authority to own, lease, use and operate its properties and to conduct its business as currently conducted, except where the failure to have such power or authority would not prevent the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement.
Section 4.2    Authorization, Enforceability. The Investor has all necessary corporate, limited liability company or partnership power and authority to execute, deliver and perform its obligations under this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated thereby, and the execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement has been duly authorized by all necessary action on the part of the Investor. The Operative Documents have been duly executed and delivered by the Investor in accordance with the terms hereof and thereof and (assuming the due authorization, execution and delivery by the Company) this Agreement and the Registration Rights Agreement constitute the legal, valid and binding obligations of the Investor; and the Registration Rights Agreement is enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.
Section 4.3    No Conflict. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby and thereby will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which the Investor is a party or by which the Investor is bound or to which any of the property or assets of the Investor is subject, (b) conflict with or result in any violation of the provisions of the organizational documents of the Investor, or (c) violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Investor or the property or assets of the Investor, except in the cases of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by the Operative Documents.
Section 4.4    Certain Fees. No fees or commissions are or will be payable by the Investor to brokers, finders, or investment bankers with respect to the purchase of any of the Shares or the consummation of the transaction contemplated by this Agreement. The Investor agrees that it will indemnify and hold harmless the Company from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Investor in connection with the purchase of the Shares or the consummation of the transactions contemplated by this Agreement.
Section 4.5    Investment.
(a)    The Investor is (i) an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) under the Securities Act, and (ii) an Institutional Account as defined in Financial Industry Regulatory Authority, Inc. Rule 4512(c) and (iii) a sophisticated institutional investor, experienced in investing in transactions of the type contemplated by this Agreement and capable of evaluating investment risks in connection with the Investor’s participation in the transaction contemplated hereby. Such purchaser is able to bear the substantial risks associated with its purchase of the Shares, including loss of the entire investment therein.
(b)    The Investor is acquiring its entire beneficial ownership interest in the Shares for the Investor’s own account or the account of its Affiliates or the accounts of clients for whom the Investor exercises discretionary investment authority (all of whom the Investor hereby represents and warrants are “accredited investors” as defined in Rule 501 promulgated under the Securities Act) and, except as otherwise set forth on the signature page hereto, not as a nominee or agent, and with no intention of distributing the Shares or any part thereof in violation of the securities Laws of the United States or any state, without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of the Shares under a registration statement under the Securities Act and applicable state securities laws or under an exemption from such registration available thereunder (including, without limitation, if available, Rule 144 promulgated thereunder). If the Investor should in the future decide to dispose of any of the Shares, the Investor understands (a) that it may do so only in compliance with the Securities Act and applicable state securities Law, as then in effect, including a sale contemplated by any registration statement pursuant to which such securities are being offered, or pursuant to an exemption from the Securities Act, and (b) that stop-transfer instructions to that effect will be in effect with respect to such securities.
Section 4.6    Restricted Securities. The Investor understands that the Shares are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may not be resold absent registration under the Securities Act or an exemption therefrom. In this connection, the Investor represents that it is knowledgeable with respect to Rule 144 of the Commission promulgated under the Securities Act.
Section 4.7    No Disqualification Event. Neither the Investor nor any of its directors, executive officers, other officers is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) promulgated under the Securities Act.
Section 4.8    Certain Trading Activities. Other than with respect to the transactions contemplated herein, since September 30, 2019, neither the Investor nor any Affiliate of the Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to the Investor’s investments or trading or information concerning the Investor’s investments, including in respect of the Common Stock, and (z) is subject to the Investor’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Investor or any Trading Affiliate, effected or agreed to effect any purchases or sales of the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities).
Section 4.9    Residence. The address of the Investor’s office in which it maintains its principal place of business is set forth on Section 7.5 hereof.
Section 4.10    Legend. The Investor understands that the Shares will be notated with the following legend:
(a)    “These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). These securities may not be sold or offered for sale except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration thereunder, in each case in accordance with all applicable securities laws of the states or other jurisdictions, and in the case of a transaction exempt from registration, such securities may only be transferred if the transfer agent for such securities has received documentation satisfactory to it that such transaction does not require registration under the Securities Act.”
Section 4.11    Company Information. The Investor acknowledges that it had the opportunity to ask questions of and receive answers from the Company directly and it conducted and completed its own independent due diligence with respect to the purchase of the Shares. Based on the information as the Investor has deemed appropriate, it has independently made its own analysis and decision to enter into this Agreement and purchase the Shares. Except for the representations, warranties and agreements of the Company expressly set forth in the Agreement, the Investor is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice you deem appropriate) with respect to the purchase of the Shares.
ARTICLE V
COVENANTS
Section 5.1    Company Cooperation. The Company shall promptly and accurately respond, and shall use its commercially reasonable efforts to cause its transfer agent to respond, to reasonable requests for information (which is otherwise not publicly available) made by an Investor or its auditors relating to the actual holdings of the Investor or its accounts; provided, that the Company shall not be obligated to provide any such information that could reasonably result in a violation of applicable Law or conflict with the Company’s insider trading policy or a confidentiality obligation of the Company. The Company shall use its commercially reasonable efforts to cause its transfer agent to reasonably cooperate with the Investor to ensure that the Shares are validly and effectively issued to the Investor and that the Investor’s ownership of the Shares following the Closing is accurately reflected on the appropriate books and records of the Company’s transfer agent.
Section 5.2    Lock-Up. For a period of 90 days from the Closing Date (the “Lock-Up Period”), except as provided herein, the Investor shall not Dispose of any Shares; provided, however, the foregoing shall not preclude the Investor from Disposing of any Shares in connection with an Approved Sale, third-party tender offer for shares of the Company, buyback by the Company or any Affiliate thereof of any Shares of the Company, any other transaction approved by the shareholders or the board of directors of the Company or any transaction similar to the foregoing.
Section 5.3    Non-Public Information. No later than one Business Day following the date hereof, upon review and approval by the Investor (email being sufficient), the Company shall issue a press release (the “Press Release”) announcing the entry into this Agreement and describing the material terms of the transactions contemplated by the Operative Documents and disclosing any other material, nonpublic information that the Company may have provided the Investor at any time prior to the issuance of the Press Release. Prior to the issuance of the Press Release, the Company shall consider and incorporate into such Press Release any reasonable comments by the Investor.
Section 5.4    Use of Proceeds. The Company shall use the collective proceeds from the sale of the Shares for working capital and general corporate purposes.
ARTICLE VI
INDEMNIFICATION
Section 6.1    Indemnification by the Company. The Company agrees to indemnify the Investor and its Representatives (collectively, “Indemnified Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of the Company contained herein, provided that such claim for indemnification relating to a breach of the representations or warranties is asserted prior to the expiration of such representations or warranties (to the extent such representations or warranties are subject to expiration). No Indemnified Party shall be entitled to recover special, consequential (including lost profits) or punitive damages, provided that any losses recovered by a third party against Indemnified Parties as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of the Company contained herein shall be included in such Indemnified Party’s losses, regardless of the form of such third party’s losses and whether components of such awards relate to special, consequential or punitive damages. Notwithstanding anything to the contrary, consequential damages shall not be deemed to include diminution in value of the Shares, which is specifically included in damages covered by Indemnified Parties’ indemnification above. Solely for purposes of this Article VI, in determining whether there has been a breach of the representations and warranties set forth in Section 3.10 or Section 3.23, the qualification “except as disclosed in the Draft Filings and Company SEC Documents” or words of similar import contained in such representations or warranties shall be disregarded and without effect (as if such qualification were deleted from such representation or warranty).
Section 6.2    Indemnification Procedure. Promptly after any Indemnified Party has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third Person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (a) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (b) if (i) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (ii) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party.
ARTICLE VII
MISCELLANEOUS
Section 7.1    Interpretation. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any party has an obligation under the Operative Documents, the expense of complying with that obligation shall be an expense of such party unless otherwise specified. Whenever any determination, consent, or approval is to be made or given by the Investor, such action shall be in the Investor’s sole discretion unless otherwise specified in this Agreement. If any provision in the Operative Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Operative Documents shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of the Operative Documents, and the remaining provisions shall remain in full force and effect. The Operative Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.
Section 7.2    Survival of Provisions. The representations and warranties set forth in Sections 3.1, 3.2, 3.5, 3.6, 3.7, 3.9, 3.11, 3.14, 3.16, 4.1, 4.2 and 4.5 shall survive the execution and delivery of this Agreement indefinitely, and the other representations and warranties set forth herein shall survive for a period of 12 months following the Closing Date regardless of any investigation made by or on behalf of the Company or the Investor. The covenants made in this Agreement shall survive the Closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Shares and payment therefor and repurchase thereof. All indemnification obligations of the Company pursuant to this Agreement and the provisions of Article VI shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing by the parties, regardless of any purported general termination of this Agreement.
Section 7.3    No Waiver; Modifications in Writing.
(a)    Delay. No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.
(b)    Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement or any other Operative Document shall be effective unless signed by each of the parties hereto or thereto affected by such amendment, waiver, consent, modification, or termination. Any amendment, supplement or modification of or to any provision of this Agreement or any other Operative Document, any waiver of any provision of this Agreement or any other Operative Document, and any consent to any departure by the Company from the terms of any provision of this Agreement or any other Operative Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.
Section 7.4    Binding Effect; Assignment.
(a)    Binding Effect. This Agreement shall be binding upon the Company, the Investor, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.
(b)    Assignment of Rights. The Investor may assign all or any portion of its rights and obligations under this Agreement without the consent of the Company to any Affiliate of the Investor. Except as expressly permitted by this Section 7.4(b), such rights and obligations may not otherwise be transferred except with the prior written consent of the Company (which consent shall not be unreasonably withheld). In each case, the assignee shall be deemed to be an Investor hereunder with respect to such assigned rights or obligations and shall agree to be bound by the provisions of this Agreement.
Section 7.5    Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery, electronic mail or personal delivery to the following addresses:
(a)    If to the Investor:

Antara Capital LP 500 Fifth Avenue, Suite 2320 New York, New York 10110 Attention: Lance Kravitz E-mail: lkravitz@antaracapital.com with a copy to:
Milbank LLP 2029 Century Park East, 33rd Floor Los Angeles, CA 90067 Attention: Adam Moses E-mail: amoses@milbank.com

(b)    If to the Company:
USA Technologies, Inc.
100 Deerfield Lane, Suite 140
Malvern, PA 19355
Attention: Stephen P. Herbert,
Title: Chief Executive Officer
with a copy to:
Lurio & Associates, P.C.
Suite 3120, 2005 Market Street
Philadelphia, PA 19103
Attention: Douglas M. Lurio, Esquire
Email: dlurio@luriolaw.com

or to such other address as the Company or the Investor may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; at the time of transmittal, if sent via electronic mail; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.
Section 7.6    Removal of Legend.
(a)    The Company, at its sole cost, shall remove the legend described in Section 4.10 (or instruct its transfer agent to so remove such legend) from the Shares issued and sold to the Investor pursuant to this Agreement if (A) such Shares are sold pursuant to an effective registration statement under the Securities Act, (B) such Shares are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company), or (C) such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such securities and without volume or manner of sale restrictions.
(b)    In connection with a sale of the Shares by an Investor in reliance on Rule 144, the applicable Investor or its broker shall deliver to the transfer agent and the Company a broker customary representation letter providing to the transfer agent and the Company any information necessary to determine that the sale of the Shares is made in compliance with Rule 144, including, as may be appropriate, a certification that the Investor is not an Affiliate of the Company and regarding the length of time the Shares have been held. Upon receipt of such representation letter, the Company shall promptly direct its transfer agent to remove the legend referred to in Section 4.10 from the Shares, and the Company shall bear all costs associated therewith. After the Investor or its permitted assigns have held the Shares for such time as non-Affiliates are permitted to sell without volume limitations under Rule 144, if the Shares still bear the restrictive legend referred to in Section 4.10, the Company agrees, upon request of the Investor or permitted assignee, to take all steps necessary to promptly effect the removal of the legend described in Section 4.10 from the Shares, and the Company shall bear all costs associated therewith, regardless of whether the request is made in connection with a sale or otherwise, so long as the Investor or its permitted assigns provide to the Company any information the Company deems reasonably necessary to determine that the legend is no longer required under the Securities Act or applicable state laws, including, without limitation, a certification that the holder is not an Affiliate of the Company (and a covenant to inform the Company if it should thereafter become an Affiliate and to consent to the notation of an appropriate restrictive legend) and regarding the length of time the Shares have been held.
(c)    Promptly upon the removal of the legend described in Section 4.7 in accordance with this Section 7.6, but in no event later than five (5) business days after such removal, the Company will exercise commercially reasonable efforts to deliver, on behalf of the Investor, the Shares to a securities account designated by the Investor held by the Depository Trust Company.
Section 7.7    Entire Agreement. This Agreement, the other Operative Documents and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or the other Operative Documents with respect to the rights granted by the Company or any of its Affiliates or the Investor or any of its Affiliates set forth herein or therein. This Agreement, the other Operative Documents and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter, provided, however, that all of the terms and conditions of the non-disclosure agreement, dated September 30, 2019, between Antara Capital, L.P. and the Company shall remain in full force and effect until September 30, 2020.
Section 7.8    Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the General Obligations Law). Any legal suit, action or proceeding arising out of or based upon this Agreement or any other transaction contemplated hereby shall be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the city of New York and County of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by certified or registered mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 7.9    Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.Recapitalization, Exchanges, Etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Shares, and shall be appropriately adjusted for combinations, splits, recapitalizations and the like occurring after the date of this Agreement and prior to the Closing.
[Signature pages follow.]

1

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.
USA TECHNOLOGIES, INC.
By: /s/ Stephen P. Herbert
Name: Stephen P. Herbert
Title:     CEO, Director

Signature Page to Stock Purchase Agreement

ANTARA CAPITAL MASTER FUND LP

By: Antara Capital LP
not in its individual corporate capacity,
but solely as Investment Advisor and agent

By: Antara Capital GP LLC,
its general partner

By: /s/ Himanshu Gulati
Name: Himanshu Gulati
Title:     Managing Member

Signature Page to Stock Purchase Agreement

SCHEDULE 3.1

SUBSIDIARIES OF THE COMPANY

Subsidiary of Incorporation	State or Organization

Cantaloupe Systems, Inc.	Delaware

Signature Page to Stock Purchase Agreement

SCHEDULE 3.1

SUBSIDIARIES OF THE COMPANY

Subsidiary of Incorporation	State or Organization

Cantaloupe Systems, Inc.	Delaware

3.1

SCHEDULE 3.11

COMPANY SEC DOCUMENTS

Form 10-K for year ended June 30, 2018

Form 10-Q for quarter ended September 30, 2018

Form 10-Q for quarter ended December 31, 2018

Form 10-Q for quarter ended March 31, 2019

Form 10-K for year ended June 30, 2019

3.1

EXHIBIT A
REGISTRATION RIGHTS AGREEMENT
(Please see attached)

Exhibit A to Stock Purchase Agreement

EXHIBIT B
FORM OF OPINION OF LURIO & ASSOCIATES, P.C.

1.
The Company is a corporation validly subsisting under the laws of the Commonwealth of Pennsylvania with corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct the businesses described in the Company SEC Documents.

2.
Based solely on certificates of public officials, and except for the states of California, Maryland and Oregon for which we are not able to obtain such certificates regarding the Company, each of the Company and its subsidiaries was duly qualified or licensed to do business and is in good standing as a foreign corporation, limited liability company or partnership, as applicable, in each jurisdiction listed in Schedule I with respect to it as of the respective dates specified in such schedule.

3.
Based upon the representations, warranties and agreements of the Company and the Investor in the Agreement, it is not necessary in connection with the offer and sale of the Shares to the Investor under the Agreement to register the Shares under the Securities Act, it being understood that no opinion is expressed as to any subsequent resale of the Shares.

4.
The Common Stock has been duly authorized by the Company and the issuance of such shares will not be subject to preemptive rights pursuant to the Pennsylvania Business Corporation Law, the Amended & Restated Articles of Incorporation or the Amended and Restated By-laws of the Company.

Exhibit B to Stock Purchase Agreement

Schedule I

List of Jurisdictions

USA Technologies, Inc.

Colorado
Louisiana
North Carolina
South Carolina
Virginia
Oregon

Cantaloupe Systems, Inc.

Colorado